                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     / /

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                COPYTELE, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                 COPYTELE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 23, 1997


TO THE SHAREHOLDERS OF COPYTELE, INC.

      You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of CopyTele, Inc., a Delaware corporation (the "Company"), to be held at the Fox Hollow, Woodbury, New York, on Wednesday, July 23, 1997, at 10:30 A.M., for the following purposes:

            (1) To elect five directors.

            (2) To act on a proposed amendment to the Certificate of Incorporation to increase the authorized Common Stock of the Company from 120,000,000 shares of Common Stock, par value $.01 per share, to 240,000,000 shares of Common Stock, par value $.01 per share.

            (3) To ratify the selection of Arthur Andersen LLP, independent public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1997.

            (4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors by resolution has fixed the close of business on June 16, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof and only holders of record of Common Stock at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting.

      Please complete, date, sign and promptly mail the enclosed proxy so that your shares may be represented at the Annual Meeting if you are unable to attend and vote in person.

                                           By Order of the Board of Directors,


                                                   /s/ Anne Rotondo
                                                       ANNE ROTONDO
                                                         Secretary

Huntington Station, New York
June 23, 1997

                                 COPYTELE, INC.
                             900 WALT WHITMAN ROAD
                       HUNTINGTON STATION, NEW YORK 11746

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 23, 1997

                            ------------------------

      This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of CopyTele, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, July 23, 1997, and at any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about June 23, 1997.

Record Date

      The Board of Directors has fixed the close of business on June 16, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each such shareholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing. At the Record Date, there were __________ shares of Common Stock issued and outstanding.

Matters to Be Considered

      At the Annual Meeting, shareholders will be asked to consider and vote upon the election of five directors, to approve a proposed amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company from 120,000,000 shares of Common Stock to 240,000,000 shares of Common Stock, and to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for fiscal year 1997. The Board of Directors knows of no matters that are to be brought before the Annual Meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Required Votes

      The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required for the election of directors, assuming a quorum is present. Only shares of Common Stock that are voted in favor of a nominee will be counted toward that nominee's achievement of a plurality. Shares of Common Stock held by shareholders present in person at the Annual Meeting that are not voted for a nominee or shares held by shareholders represented at the Annual Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker nonvotes) will not be counted toward that nominee's achievement of a plurality.

      Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on such matter at the Annual Meeting is required for approval of the proposed amendment to the Company's Certificate of Incorporation and the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting is required for ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for fiscal year 1997. With respect to an abstention, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as votes against the matter. With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting for such matter and the broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which the majority is calculated.

Voting and Revocation of Proxies

      Shareholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR the election of each nominee for election as a director named herein, FOR the approval of the proposed amendment to the Company's Certificate of Incorporation, and FOR the ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for fiscal year 1997.

      Any proxy signed and returned by a shareholder may be revoked at any time before it is voted by filing with the Secretary of the Company written notice of such revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Proxy Solicitation

      The Company will bear the costs of solicitations of proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.


                             ELECTION OF DIRECTORS

      Five directors are to be elected at the Annual Meeting by the holders of Common Stock, each to serve until the next Annual Meeting of Shareholders and until his successor shall be elected and shall qualify. All of the nominees at present are available for election as members of the Board of Directors. If for any reason a nominee becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for a substitute nominee selected by the Board of Directors. Information regarding the nominees is as follows:

                                                     Position with the Company
Name                                                  and Principal Occupation         Age       Director Since
----                                                 -------------------------         ---       --------------
Denis A. Krusos.............................  Director, Chairman of the Board and      69             1982
                                                Chief Executive Officer

Frank J. DiSanto............................  Director and President                   72             1982

Gerald J. Bentivegna........................  Director, Vice President-Finance         47             1995
                                                and Chief Financial Officer

John E. Gillies.............................  Director                                 70             1992

John R. Shonnard............................  Director                                 81             1988

      Mr. Krusos has been a Director, Chairman of the Board and Chief Executive Officer of the Company since November 1982. He holds an M.S.E.E. degree from Newark College of Engineering, a B.E.E. degree from City College of New York and a Juris Doctor from St. John's University and is a member of the New York bar.

      Mr. DiSanto has been a Director and President of the Company since November 1982. He holds a B.E.E. degree from Polytechnic Institute of Brooklyn and an M.E.E. degree from New York University.

      Mr. Bentivegna has been Vice President-Finance and Chief Financial Officer of the Company since September 1994 and was elected a Director in July 1995. Prior to joining the Company, Mr. Bentivegna was employed at Marino Industries Corp. for approximately 10 years, where he served as Controller, Treasurer and Chief Financial Officer. He holds an M.B.A. degree from Long Island University and a B.B.A. from Dowling College.

      Mr. Gillies has been a Director of the Company since January 1992. He has been an attorney for over forty years and formerly served as a Village Justice and as a Village Attorney of the Incorporated Village of Farmingdale. He is also Honorary President of St. Mary's Children and Family Services, a not-for-profit child care agency for which he has served in various capacities for over thirty years.

      Mr. Shonnard has been a Director of the Company since January 1988. He had been a research consultant to the Company from August 1983 until his retirement in May 1988. Mr. Shonnard was engaged in development engineering in the communications field for over fifty years. Mr. Shonnard has held numerous patents in the communications field.

Certain Relationships and Related Transactions

      In fiscal 1996, Peri D. Krusos, Denis Z. Krusos and Daniel A. DiSanto exercised warrants to purchase 185,710, 185,710 and 12,930 shares of Common Stock, respectively, at the weighted average exercise price of $2.83 per share of the Company's Common Stock. Each exercise price represented the fair market value of such stock on the date of issuance of these warrants, subsequently adjusted for the two-for-one stock splits declared by the Company in February 1991 and May 1996 and the anti-dilution provisions of the warrants. The warrants were issued in fiscal 1990 and 1991 in conjunction with sales of Common Stock by the Company to the foregoing individuals. Peri D. Krusos and Denis Z. Krusos are the daughter and son, respectively, of Denis A. Krusos and Daniel A. DiSanto is the son of Frank J. DiSanto.

      As of June 6, 1997, after adjustments for the two-for-one stock split declared in May 1996, Peri D. Krusos, Denis Z. Krusos and Daniel A. DiSanto each held warrants to purchase 73,000 shares of Common Stock, all of which are exercisable.

Board Committees, Functions and Attendance

      The Company has an Audit Committee consisting of Messrs. Denis A. Krusos, John E. Gillies and John R. Shonnard. The primary functions of this committee are to review the internal controls and financial statements of the Company, recommend independent public accountants to the Board of Directors and review the results of the independent public accountants' audits.

      The Company has a Stock Option Committee consisting of Mr. John E. Gillies and Mr. John R. Shonnard which administers the CopyTele, Inc. 1993 Stock Option Plan, as amended (the "1993 Plan").

      The Company currently has no other standing, nominating or compensation committees of the Board of Directors or committees performing similar functions.

      Four (4) meetings of the Board of Directors, one (1) meeting of the Audit

Committee and six (6) meetings of the Stock Option Committee were held during the fiscal year ended October 31, 1996. During such year, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committee on which he served while a member thereof.

                       PRINCIPAL HOLDERS OF COMMON STOCK

      The following table sets forth certain information with respect to the Common Stock beneficially owned as of June 6, 1997 by (a) each person who is known by the management of the Company to be the beneficial owner of more than 5% of the Common Stock, (b) each director or executive officer of the Company and (c) all directors and executive officers as a group:

                                                         Amount and Nature of
                                                               Beneficial           Percent
Name and Address of Beneficial Owner                         Ownership(1)(2)       of Class
------------------------------------                     --------------------      --------
Denis A. Krusos.....................................           6,748,040            11.27%
900 Walt Whitman Road
Huntington Station, NY 11746

Frank J. DiSanto....................................           6,472,960(3)         10.84%
900 Walt Whitman Road
Huntington Station, NY 11746

Frank W. Trischetta.................................             328,000             .56%
900 Walt Whitman Road
Huntington Station, NY 11746

Gerald J. Bentivegna................................             151,000             .26%
900 Walt Whitman Road
Huntington Station, NY 11746

John E. Gillies.....................................             121,000             .21%
3925 Nassau Point Road
Cutchogue, NY 11935

John R. Shonnard....................................            287,200(4)           .50%
3925 Nassau Point Road
Cutchogue, NY 11935

All Directors and Executive Officers
as a Group (6 persons)..............................           14,108,200(3)(4)     22.56%


-----------

(1) A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security or has the right to obtain such voting power and/or investment power within sixty (60) days. Except as otherwise noted, each designated beneficial owner in this report has sole voting power and investment power with respect to the shares of the Company's common stock beneficially owned by such person.

(2)   Includes 2,097,180 shares, 1,927,180 shares, 149,000 shares,
      120,000 shares, 157,600 shares, 328,000 shares and 4,778,960 shares as to which Denis A. Krusos, Frank J. DiSanto, Gerald J. Bentivegna, John E. Gillies, John R. Shonnard, Frank W. Trischetta and all directors and executive officers as a group, respectively, have the right to acquire within 60 days upon exercise of options granted pursuant to the CopyTele, Inc. Stock Option Plan adopted in 1987 and/or the 1993 Plan.

(3) Includes 2,000,000 shares of Common Stock held in the Frank J. DiSanto Revocable Living Trust. Mr. DiSanto is the trustee and has sole voting and investment power of the trust.

(4) Includes 129,600 shares of the Company's common stock, all of which are held in a revocable trust by the Wells Fargo Bank (successor of the First Interstate Bank), as trustee of such trust. Mr. Shonnard and his wife, Janet L. Shonnard, are the beneficiaries of such trust and, under certain circumstances, may exercise the voting power and investment power of the trust jointly.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      Messrs. Denis A. Krusos, Chairman of the Board, Chief Executive Officer and Director, Frank J. DiSanto, President and Director, Frank W. Trischetta, Senior Vice President - Marketing and Sales, and Gerald J. Bentivegna, Vice President - Finance, Chief Financial Officer and Director, are the executive officers of the Company. While there are no formal agreements, Denis A. Krusos and Frank J. DiSanto waived any and all rights to receive salary and related pension benefits for an undetermined period of time commencing November 1, 1985. As a result, Mr. Krusos received no salary or bonus during the last three fiscal years. Except for Mr. Trischetta, no other executive officer received a salary or bonus in excess of $100,000 during the fiscal year ended October 31, 1996. The following is compensation information regarding Mr. Krusos and Mr. Trischetta for the fiscal years ended October 31, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                     Long-Term Compensation Awards

                                                              ------------------------------------------
              Name and                          Fiscal              Securities                 Annual
         Principal Position                   Year Ended      Underlying Options (#)        Compensation
         ------------------                   ----------      ----------------------        ------------

Denis A. Krusos..........................       10/31/96              575,000                     -
Chairman of the Board,                          10/31/95              900,000                     -
Chief Executive Officer and Director            10/31/94              200,000                     -


Frank W. Trischetta......................       10/31/96              155,000                 $117,600
Senior Vice President -
Marketing and Sales

The following is information regarding stock options granted to Mr. Krusos and Mr. Trischetta pursuant to the 1993 Plan during the fiscal year ended October 31, 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           Potential Realizable Value
                            Number of       Percent of                                        at Assumed Annual Rates of
                         Securities      Total Options                                       Stock Price Appreciation
                         Underlying       Granted to        Exercise                              for Option Term
                       Option Granted    Employees in         Price        Expiration       --------------------------
Name                        (#) (1)        Fiscal Year        ($/Sh)           Date            5% ($)          10% ($)
----                    --------------   --------------    -----------     ------------      ---------       ----------
Denis A. Krusos........       18,890           .41%         $5.2938(2)        3/20/01        $  16,026       $   46,410
                             181,110          3.96%         $4.8125(3)        3/20/06        $ 548,139       $1,389,093
                             200,000          4.37%         $4.8125(3)        4/21/06        $ 605,311       $1,533,977
                             175,000          3.82%         $6.3750(3)        9/18/06        $ 701,611       $1,778,019

Frank W. Trischetta.....      20,778           .45%         $4.8125(2)        3/20/06        $  62,886       $  159,365
                              29,222           .64%         $4.8125(3)        3/20/06        $  88,442       $  224,129
                              70,000          1.53%         $4.8125(3)        4/21/06        $ 211,859       $  536,892
                              35,000           .76%         $6.3750(3)        9/18/06        $ 140,322       $  355,604

------------

(1) The options are exercisable in whole or in part commencing one year following the date of grant unless otherwise accelerated. The options are not issued in tandem with stock appreciation or similar rights and are not transferable other than by will or the laws of descent and distribution. The options terminate upon termination of employment, except that in the case of death, disability or termination for reasons other than cause, options may be exercised for certain periods of time thereafter as set forth in the 1993 Plan.


(2) The exercise price of these options was equal to 110% of the fair market value of the underlying Common Stock on the date of grant for Mr. Krusos and 100% of the fair market value of the underlying Common Stock on the date of grant for Mr. Trischetta (fair market value being defined in the 1993 Plan as the last sales price of the Company's Common Stock on NASDAQ-NMS on the date of grant). These options were intended as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

(3) The exercise price of these options was equal to the fair market value of the underlying Common Stock on the date of grant. These options are nonqualified options.

The following is information regarding stock option exercises during fiscal 1996 by Mr. Krusos and Mr. Trischetta and the values of their options as of October 31, 1996:


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION/VALUES

                                                                Number of Securities     Value of Unexercised In-the-
                                                          Underlying Unexercised Options    Money Options at Fiscal
                                                              at Fiscal Year End (#)            Year End ($) (2)
                         Shares Acquired  Value Realized   -----------------------------  ---------------------------
Name                     on Exercise (#)      ($) (1)      Exercisable     Unexercisable  Exercisable   Unexercisable
----                     ---------------   ------------    -----------     -------------  -----------   -------------
Denis A. Krusos........    1,099,820       $  3,191,225     1,597,180          175,000     $1,472,300      $136,719
Frank W. Trischetta....      142,000       $    290,750       208,000          155,000     $  783,875      $308,594

------------

(1) Such value was determined by applying the net difference between the selling price of the stock sold on day of exercise and the exercise price for the options to the number of options exercised. The exercise price of these options was equal to the fair market value of the underlying Common Stock as defined in the applicable plan.

(2) Such value was determined by applying the net difference between the last sales price of the Company's Common Stock on October 31, 1996 and the exercise price for the options to the number of unexercised in-the-money options held. The exercise price of these options was at least equal to the fair market value of the underlying Common Stock as defined in the 1993 Plan.


There is no present arrangement for the compensation of directors for services in that capacity. Upon the approval of the amendment of the 1993 Plan by the Company's shareholders on July 24, 1996, each nonemployee director elected at the 1996 Annual Meeting of Shareholders received nonqualified stock options to purchase 40,000 shares of Common Stock and such nonemployee directors will receive nonqualified stock options to purchase 40,000 shares of Common Stock each subsequent year that such director is elected to the Board of Directors. In addition, any future nonemployee director elected to the Board of Directors will receive nonqualified stock options to purchase 20,000 shares of Common Stock upon his initial election to the Board of Directors and 40,000 each subsequent year that such director is elected to the Board of Directors.


          REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION*

         Since the Company is a development stage enterprise, it has not had any revenues to support its operations since its inception. In view of the fact that the Company's executive officers, with the exception of Gerald J. Bentivegna and Frank W. Trischetta, have waived all salary and related pension benefits for fiscal year 1996, the Board of Directors did not adopt any policy with respect to the payment of cash compensation to the executive officers of the Company for such period. At such time as the executive officers of the Company, other than Mr. Bentivegna and Mr. Trischetta, withdraw their waivers, it is contemplated that the Board of Directors will develop and adopt a compensation policy for its executive officers generally, including the Company's Chief Executive Officer. Although a salary was paid to each of Mr. Bentivegna and Mr. Trischetta in fiscal year 1996, such compensation was not part of an overall compensation policy, was determined solely by the Company's Chief Executive Officer, and was not specifically related to corporate performance.

         Generally, options under the 1993 Plan are granted as an inducement in respect of future performance. During fiscal year 1996, options were granted to Denis A. Krusos, Frank J. DiSanto, Gerald J. Bentivegna and Frank W. Trischetta for 575,000, 575,000, 125,000 and 155,000 shares of Common Stock, respectively, under the 1993 Plan. In granting such options, the Stock Option Committee, which is comprised solely of nonemployee directors of the Company, did not take into account the number of shares of Common Stock owned by such persons. The 1993 Plan also provides for the granting of stock appreciation rights, although no stock appreciation rights have been granted under the 1993 Plan. The Board of Directors believes that the 1993 Plan has been, and will continue to be, effective in attracting and retaining executives and employees.

         With certain exceptions, Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, denies a deduction to the Company for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a nonqualified option or right or the disqualifying disposition of stock purchases pursuant to an incentive option). The Company believes that options (provided such options are granted at fair market value) and rights granted under the 1993 Plan should qualify for the performance-based compensation exemption to Section 162(m).

         This Report has been prepared by the Board of Directors.

                     Denis A. Krusos           John R. Shonnard
                     Frank J. DiSanto          John E. Gillies
                     Gerald J. Bentivegna

----------------

* The disclosure contained in the Report of the Board of Directors on Executive Compensation and the Performance Graph which follows this section is not incorporated by reference into any prior filings by the Company under the Securities Act or the Exchange Act that incorporated future filings or portions thereof (including this Proxy Statement).

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a graph showing the five-year cumulative total return for (i) the Common Stock, (ii) the NASDAQ Stock Market U.S. Index, a broad market index covering shares of common stock of domestic companies that are listed on NASDAQ, and (iii) the NASDAQ Electronic Component Stock Index, a group of companies that are engaged in the manufacture of electronic components and related accessories with a Standard Industrial Classification code of 367 and listed on NASDAQ.

         The Board of Directors recognizes that the market price of stock is influenced by many factors, only one of which is Company performance. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                             Comparison of 5 Year
                          Cumulative Total Return(1)


                               [GRAPHIC OMITTED]


                         Fiscal Year Ended October 31

                                                     1991        1992       1993        1994      1995      1996
                                                     ----        ----       ----        ----      ----      ----
CopyTele, Inc...............................         $100         104         94          41        70       119
Nasdaq Stock Market U.S. (2)................         $100         113        145         146       197       232
NASDAQ Electronic Components (2)............         $100         140        240         265       532       649


-------------------

(1) The comparison of total return on investment for each fiscal year ended October 31 assumes that $100 was invested on November 1, 1991 in each of the Company, the NASDA Stock Market U.S. Index and the NASDAQ Electronic Component Index with investment weighted on the basis of market capitalization and all dividends reinvested. In addition, the total returns account for the Company's two-for-one stock splits declared in February 1991 and May 1996.

(2) The total returns for each NASDAQ index are based on information provided by NASDAQ, which had been prepared by the Center for Research in Securities Prices at the University of Chicago.

                      INCREASE IN AUTHORIZED COMMON STOCK

         At a meeting of the Board of Directors of the Company held May 12, 1997, the Board of Directors voted to submit to the shareholders a proposal to amend the Certificate of Incorporation of the Company to increase the authorized Common Stock of the Company from one hundred twenty million (120,000,000) shares of Common Stock to two hundred forty million (240,000,000) shares of Common Stock. No shares of Common Stock of the Company have any preemptive rights.

         Of the shares presently authorized, ____________ shares of Common
Stock were outstanding on June 16, 1997. The Board of Directors believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors, including flexibility for possible future financings; facilitating broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend; for use in conjunction with possible acquisitions; or for any other proper corporate purpose. The Company at present has no commitments, agreements or undertakings to issue any such additional shares.
The Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise. If required by law or regulation, the Company will seek shareholder approval prior to any issuance of shares.



         The Board of Directors recommends a vote FOR this proposal.


                             SELECTION OF AUDITORS

         The shareholders are being asked to ratify the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending October 31, 1997. A representative of Arthur Andersen LLP will be present at the Annual Meeting to answer questions and to make a statement if he desires to do so.

         The Board of Directors recommends a vote FOR this proposal.


                             SHAREHOLDER PROPOSALS

         All proposals from shareholders to be considered at the next annual meeting must be received by the Secretary of the Company, 900 Walt Whitman Road, Huntington Station, New York 11746, not later than the close of business February 20, 1998.


                                 ANNUAL REPORT

         A copy of the Annual Report of the Company, including financial statements for the fiscal year ended October 31, 1996 accompanies this Proxy Statement.

                                          By Order of the Board of Directors,


                                                            /s/ Anne Rotondo
                                                                ANNE ROTONDO
                                                                Secretary
Huntington Station, New York
June 23, 1997

--------------------------------------------------------------------------------

         THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY

                                 COPYTELE, INC.

               Annual Meeting of Shareholders -- July 23, 1997

The undersigned shareholder of CopyTele, Inc., a Delaware corporation (the "Company"), hereby appoints DENIS A. KRUSOS and FRANK J. DISANTO, or either of them, with full power of substitution, as the proxy or proxies of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Fox Hollow, Woodbury, New York, on July 23, 1997, at 10:30 a.m., and any adjournment(s) thereof, and to vote thereat all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present in accordance with the instructions on the reverse side of this Proxy.

The shares represented by this Proxy will be voted as specified on the reverse side hereof, but if no specification is made, the proxies intend to vote FOR the election of all nominees as directors, FOR the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock to 240 million, and FOR the ratification of the selection of auditors and, in the discretion of such proxies, for or against such other matters as may properly come before said meeting or any adjournment(s) thereof.


             (continued--to be dated and signed on reverse side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                 Please mark your
                                                 votes as indicated   /X/
                                                 in this example

Nominees: [Denis A. Krusos, Frank J. DiSanto, Gerald J. Bentivegna, John E. Gillies, and John R. Shonnard]

(Instruction: To withhold authority to vote for any individual nominee, mark FOR and write that nominee's name below.)

                             ----------------------

1. Election of Directors


FOR all nominees                     WITHHOLD
listed to the right                  AUTHORITY
(except as marked            to vote for all nominees

 to the contrary)               listed to the right
      /  /                             /  /



2. APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 240 MILLION.

                       FOR          AGAINST          ABSTAIN
                      /  /           /  /             /  /


3. RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 1997.

                       FOR          AGAINST          ABSTAIN
                      /  /           /  /             /  /

4. IN THE DISCRETION OF SUCH PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

                       FOR          AGAINST          ABSTAIN
                      /  /           /  /             /  /




                                        Receipt is acknowledged of Notice of
                                        said Meeting, Proxy Statement and
                                        Annual Report for the fiscal year ended
                                        October 31, 1996.

                                        Dated:________________________   , 1997


                                        _________________________________(Seal)


                                        _________________________________(Seal)


                                        Please sign here exactly as your name
                                        appears at the left. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        title, as such. Each joint owner or
                                        trustee should sign the proxy.


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE.




                                 COPYTELE, INC.

                        Annual Meeting of Shareholders
                          July 23, 1997--10:30 A.M.
                                To be held at:

                                  FOX HOLLOW

                            7725 Jericho Turnpike
                              Woodbury, New York
                                (516) 921-1415

                               ----------------


Long Island Expressway to Exit 44 North (which is Rt. 135 North) to Exit 14 East (which is Woodbury 25 East)

Northern State Parkway to Exit 36B North (which is Rt. 135 North) to Exit 14 East (which is Woodbury 25 East)

Belt Parkway to Southern State Parkway to Exit 28A North (which is Rt. 135 North) to Exit 14 East (which is Woodbury 25 East)

                        -------------------------------

At exit, make right turn onto Jericho Turnpike (25 East). Fox Hollow is on left after first traffic light.